EXHIBIT 10(e)(42)

AMENDMENT NO. 3
TO THE
XEROX CORPORATION
2004 PERFORMANCE INCENTIVE PLAN
JUNE 30, 2017, AMENDMENT AND RESTATEMENT

WITNESSETH:

WHEREAS, Xerox Corporation (the "Company") has established the Xerox Corporation 2004 Performance incentive Plan, which is presently set forth in the June 30, 2017 Amendment and Restatement (hereinafter referred to as the "Plan"), as amended by Amendments Nos. 1 and 2, and

WHEREAS the Company desires to amend the Plan,
NOW, THEREFORE, the Plan is hereby amended as follows:
(1) Section 3(a) of the Plan (relating to Plan administration) shall be amended to read in its entirety as follows:
(a) The independent Compensation Committee of the Board, or such other independent committee as the Board shall determine, comprised of not less than three members, shall be responsible for administering the Plan (the “Compensation Committee”). To the extent specified by the Compensation Committee, it may delegate its administrative responsibilities to a subcommittee of the Compensation Committee comprised of not less than three members (the Compensation Committee, such subcommittee, and any individual to whom powers are delegated pursuant to subsection (c), being hereinafter referred to as the “Committee”). The Committee shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, and (ii) any rules and regulations of a stock exchange on which Common Stock (as defined in Section 5) of the Company is listed.

(2) Section 3(c) of the Plan (relating delegation of administrative authority) shall be amended to read in its entirety as follows:
(c) Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding employees who are subject to Section 16 of the 1934 Act and except as may otherwise be required under applicable New York Stock Exchange rules, the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company. The term “Committee” herein shall include any individual exercising powers to the extent delegated pursuant to the preceding sentence.

(3) Section 7(e) of the Plan (relating to cash awards) shall be amended to read in its entirety as follows:
(e) Cash Award may be any of the following:
(i) an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to named executive officers (as defined in Section 23), comply with the requirements of Section 23; or
(ii) a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance; or
(iii) Cash Awards under this Section 7(e) to any single named executive officer, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any participant, with respect to any calendar year.

(4) Section 13(a) of the Plan (relating to Plan amendments) is amended to read in its entirety as follows:
(a) The Compensation Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements of (i) the Code with respect to ISOs or (ii) the New York Business Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company’s shareholders. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.

(5) Section 22(a)(i) of the Plan, including the prefatory language in Section 22(a) preceding Section 22(a)(i), is amended to read in its entirety as follows:
(a) Definitions. Unless otherwise defined by the Compensation Committee and set forth in the award agreement at the time of the grant or otherwise defined in a participant’s employment agreement, the following definitions shall apply to this Section 22:
(i)     A “Change in Control” shall be deemed to have occurred if:
    (aa) any “Person” is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities;
(bb) there is consummated a merger or consolidation of the Company with any other person, other than a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; or
     (cc) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale. For purposes of this definition of Change in Control, Person shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) any person who becomes a beneficial owner in connection with a transaction described in sub clause (1) of clause (cc) above, (5) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (6) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in this clause (6) subsequently becomes required to or does report its beneficial ownership on Schedule

13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.

(6) Section 22(b) of the Plan is amended to read in its entirety as follows:
(b) Acceleration of Nonforfeitability of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents.
 All SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding

(i) shall become 100% Nonforfeitable with respect to a participant upon a Termination for Good Reason or an involuntary termination of employment (other than a termination For Cause, as defined in the award agreement, according to a determination made before the Change in Control) that occurs not later than two years after a Change in Control; or

(ii) shall become Nonforfeitable to the extent provided in a participant’s employment agreement.
(iii) If a performance-based award becomes Nonforfeitable after a Change in Control under Section 22(b)(i) or (ii), each applicable performance measure shall be deemed achieved at 100% of the target level determined by the Committee as of the grant date of the award, unless otherwise provided in the applicable award agreement.

(7) Section 23 of the Plan is amended to read in its entirety as follows:
23. Certain Provisions Applicable to Awards to Named Executive Officers
Performance-based awards made to named executive officers (as defined by 17 CFR 229.402) shall be made by the Committee within the time period required under Section 162(m) as in effect before November 2, 2017, for the establishment of performance goals and shall specify, among other things, the performance period(s) for such award, the performance criteria and the performance targets. The performance criteria shall be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, return on invested capital, economic value added measures, return on assets, pre-or post-currency revenue, pre-or post-currency performance profit, profit before tax, profit after tax, operating profit, operating margin, stock price and return on sales. Payment or vesting of awards to named executive officers shall be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any named executive officers to any amount, including zero. Any performance-based awards made pursuant to this Section 23 may include annual incentive awards and long-term awards.

Effective Date: This amendment is effective with respect to awards granted on and after the date hereof.

IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be signed as of the ____ day of ______, 2019.

XEROX CORPORATION

By:
Suzan Morno-Wade
Executive Vice President and Chief Human Resources Officer

4